CLARUS CORPORATION

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-218754 on Form S-8, Registration Statement No. 333-218751 on Form S-3, and Registration Statement 333-218752 on Form S-4 of our reports dated March 9, 2020, relating to the financial statements of Clarus Corporation and the effectiveness of Clarus Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Salt Lake City, Utah

March 9, 2020

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